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                                                           EXHIBIT 3(i)

          The following are the Articles of Incorporation of Republic Bancorp, Inc. restated to reflect amendments thereto in accordance with Rule 102(c) of Regulation S-T:


                                      ARTICLE I

          The name of the corporation shall be "Republic Bancorp, Inc."

                                      ARTICLE II

          The purpose for which the corporation is organized, the business which it shall be empowered to conduct, and the enterprises in which it may engage, shall include the following:

     To engage in and carry on the business of a bank holding company;

     To acquire by purchase, by subscription, or in exchange for its capital stock, bonds, debentures or other obligations, or to acquire in any other manner, and to take, receive, hold, own, sell, assign, transfer, exchange, pledge, hypothecate, dispose of or otherwise deal with (1) any interest in or assets of any business, corporation, firm, organization, association, or other entity, where the acquisition of such an interest by the Corporation complies with all applicable requirements of state and federal law, rules and regulations applicable to bank holding companies, whether or not such interest is represented by shares of stock, bonds, debentures, notes, participation certificates, warrants, rights, options, and without limitation any securities or instruments evidencing rights or options to receive, purchase or subscribe for any interest in any business, corporation, firm, organization, association, or other entity (wherever located or organized); or (2) any securities, whether issued by or created by any person, firm, association, corporation, national banking association, state-chartered bank, trust company, combined bank and trust company, savings bank, business trust, syndicated, limited partnership, organization, or by any other entity, where the acquisition of such securities by the Corporation complies with all applicable requirements of state and federal law, rules and regulations applicable to bank holding companies; and to possess and exercise in respect thereof any and all of the rights, powers and privileges of owners or holders who are natural persons including, without limitation, the exercise of any voting rights pertaining thereto;

     To cause to be formed, organized, reorganized, consolidated, merged, or liquidated and to take charge of any corporation, firm, organization, association or other entity, where such action by the Corporation complies with all applicable requirements of state and federal law, rules and regulations applicable to bank holding companies;

     To purchase or otherwise acquire any property, tangible or intangible, whether real, personal or mixed and wherever located and to receive, hold, manage, use, dispose of and otherwise exercise all rights, powers and privileges of ownership thereof;

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     To promote, finance, advise, counsel and assist in any way, any person or any business entity in which the Corporation shall have any interest of any kind;

     To do all things necessary or desirable to enhance the value of or to protect or preserve the interest of the corporation in any business entity, securities or other property of any type which it may own or in which it may have any interest of any kind;

     To render assistance, counsel and advice to any person or entity and to serve or represent the same in any capacity whatsoever, whether or not the Corporation shall have any ownership interest in such person or entity; and

     To engage in the transaction of any and all business for which corporations may be incorporated in the Commonwealth of Kentucky, where such activities by the Corporation comply with all applicable requirements of state and federal law, rules and regulations applicable to bank holding companies.

                                     ARTICLE III

          The duration of the corporation shall be perpetual.

                                      ARTICLE IV

          The address of the registered office is 100 West Liberty Street, Louisville, Kentucky 40202, and the name and address of the process agent of the corporation is Bernard M. Trager, 100 West Liberty Street, Louisville, Kentucky 40202.

                                      ARTICLE V

          The total number of shares authorized to be issued by the Corporation is 30,000,000 shares of Class A Common Stock having no par value ("Class A Common Stock"), 5,000,000 shares of Class B Common Stock having no par value ("Class B Common Stock"), and 100,000 shares of Preferred Stock having no par value (the "Preferred Stock").

          Except as expressly set forth herein, the shares of the Class A Common Stock and the Class B Common Stock are identical in all respects and shall have equal rights and privileges with

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each other as common stock and shall be entitled to receive the net assets of the Corporation upon dissolution. The relative powers, designations, rights, preferences, privileges, limitations and restrictions on the shares of each class of capital stock are set forth below.

          Effective as of 5:00 p.m., Louisville, Kentucky time on the date of filing of this Amendment to Article V with the Secretary of State of Kentucky [July 1, 1998], each share of Class A Common Stock then issued and outstanding shall automatically be changed into and reconstituted as two shares of Class A Common Stock without any further action on the part of the holders thereof or the Corporation, and each share of Class B Common Stock then issued and outstanding shall automatically be changed into and reconstituted as two shares of Class B Common Stock without any further action on the part of the holders thereof or the Corporation.

1.   CLASS A COMMON STOCK.

     a.   VOTING RIGHTS.   The holders of the Class A Common Stock shall be
          entitled to one (1) vote for each share of Class A Common Stock standing in their names on the books of the Corporation.

     b. DIVIDENDS. Subject to any preferential rights of the Preferred Stock, the Class A Common Stock is entitled to dividends from funds legally available therefor if, as and when declared by the Board of Directors of the Corporation. If any dividend is declared and paid with respect to the Class B Common Stock (a "Class B dividend"), then the following provisions shall apply: [1] if the Class B dividend is payable in cash, then, contemporaneously with the declaration and payment of such dividend, a dividend payable in cash shall be declared and paid with respect to the Class A Common Stock in an amount per share equal to 110% of the per share amount of such Class B dividend (rounded to the nearest $.0001); [2] if the Class B dividend is payable in shares of Class B Common Stock, then, contemporaneously with the declaration and payment of such dividend, a dividend payable in shares of Class A Common Stock shall be declared and paid with respect to the Class A Common Stock in an amount (number of shares) per share equal to the amount (number of shares) per share of such Class B dividend; and [3] if the Class B dividend is payable other than in cash or shares of Class B Common Stock, then, contemporaneously with the declaration and payment of such dividend, an identical dividend, of like kind and

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          equal amount (on a per share basis), shall be declared and paid with respect to the Class A Common Stock. Notwithstanding the foregoing provisions, the Board of Directors at any time may declare and pay a dividend with respect to the Class A Common Stock from funds legally available therefor; and, except to the extent that such dividend with respect to the Class A Common Stock constitutes a Capital Change as provided in Section 4 of this Article V, the declaration and payment of such dividend with respect to the Class A Common Stock shall not require the Board of Directors to declare and pay, or entitle the holders of Class B Common Stock to receive, any dividend with respect to the Class B Common Stock.

     c. CONVERSION. The Class A Common Stock is not convertible into any other class of the Corporation's capital stock.

2.   CLASS B COMMON STOCK.

     a. VOTING RIGHTS. The holders of the Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock standing in their names on the books of the Corporation.

     b. DIVIDENDS. Subject to any preferential rights of the Preferred Stock and dividend differential in favor of the Class A Common Stock, the Class B Common Stock is entitled to dividends from funds legally available therefor if, as and when declared by the Board of Directors of the Corporation. No dividend shall be declared or paid with respect to the Class B Common Stock unless a dividend of like kind is declared and paid contemporaneously with respect to the Class A Common Stock in accordance with Section 1.b of this Article V.

     c. CONVERSION. The Class B Common Stock shall be convertible into Class A Common Stock as follows:

          i. RIGHT TO CONVERT. Each full share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one (1) fully paid and nonassessable share of Class A Common Stock.

          ii. MECHANICS OF CONVERSION. Before any holder of Class B Common Stock is entitled to receive shares of Class A Common Stock pursuant to Section 2.c[i], the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder or former holder of Class B Common Stock, a certificate or certificates for the number of shares of Class A Common Stock to which the holder shall be

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               entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at such time on such date.

          iii. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of the Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

          iv. FRACTIONAL SHARES. No fractional shares of the Class B Common Stock shall be converted into shares of the Class A Common Stock.

3.   PREFERRED STOCK.

          Preferred Stock shall be preferred as to the payment of dividends over any other class of stock of the Corporation, and shall be preferred over any other class of stock of the Corporation upon liquidation, dissolution or winding up of the affairs of the Corporation.

          Except as otherwise expressly provided by law or as otherwise provided by the Board of Directors in establishing a particular series of Preferred Stock, the holders of shares of Preferred Stock shall not be entitled to notice of meetings of shareholders and shall not be entitled to vote at the election of directors or on any question arising at any meeting of the shareholders of the Corporation.

          Authority is hereby vested in the Board of Directors by resolution, to divide any or all of the authorized shares of the Preferred Stock of the Corporation into series and, within the limitations imposed by law and these Articles of Incorporation, to fix and determine as to each such series:

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               [1]  The voting rights and powers, if any, of the holders of shares of such series;

               [2]  The number of shares and designation of such series;

               [3] The annual dividend rate and whether cumulative, noncumulative, or partially cumulative;

               [4] The prices at which, and the terms and conditions on which, shares of such series may be redeemed;

               [5] The amounts payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation;

               [6] Whether the shares of such series shall have a preference, as to the payment of dividends or otherwise, over the shares of any other series;

               [7] The terms, if any, upon which shares of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

               [8] The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

               [9] Such other provisions as may be fixed by the Board of Directors of the Corporation pursuant to Kentucky law.

4.   CHANGES IN THE COMMON STOCK.

          To prevent dilution of the relative dividend rights and voting power of the Class A Common Stock and Class B Common Stock, if at any time the Corporation changes the number of shares of Class A Common Stock issued and outstanding as a result of a share split, reverse share split, share dividend, or similar recapitalization with respect to the Class A Common Stock (any such event being referred to hereafter as a "Capital Change"), then, in each such event the Board of Directors of the Corporation shall take appropriate action to insure that a Capital Change of like kind shall occur in the shares of Class B Common Stock issued and outstanding. Likewise, if at any time there shall be any Capital Change in the shares of Class B Common Stock issued and outstanding, the Board of Directors of the Corporation shall take appropriate action to insure that a Capital Change of like kind shall occur in the shares of Class A Common Stock issued and outstanding.

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                                      ARTICLE VI

          The names and addresses of the incorporators are as follows:

          Name                               Address
          ----                               -------
          S. Harry Linker                    3819 Leland Road
          Adele G. Linker                    Louisville, Kentucky

          Bernard M. Trager                  3006 Rexford Way
          Jean S. Trager                     Louisville, Kentucky

          Shelton R. Weber                   4326 Comanche Trail
                                             Louisville, Kentucky

                                     ARTICLE VII

          The number of directors of the corporation which shall constitute the whole board of directors shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws of the corporation, but in no event shall the number be less than five. Any directors elected by the incorporators shall hold office until the first annual meeting of the stockholders or until their successors be elected and qualify.

          The annual meeting of the stockholders and directors shall be held at such times as shall be fixed by the by-laws.

          The corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any corporation or association in which any of its directors is a stockholder, director or officer, and such contract or transaction shall not be invalidated or affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of the corporation even though the vote of the director or directors having such adverse interest shall have been

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necessary to obligate the corporation upon such contract or transaction, or shall have been necessary to constitute a quorum; and no director or directors having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under, or by reason of, any such contract or transaction; nor shall any such director or directors be accountable for any gain or profit realized thereon; provided, however, that any such contract or transaction shall, at the time at which it was entered into, have been a reasonable one to be entered into, and shall have been upon terms at the time were fair.

          Any contract, transaction or act of the corporation or of the directors which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose shall, insofar as permitted by law, or by these Articles of Incorporation, shall be as valid and binding as though ratified by every stockholder of the corporation.

                                     ARTICLE VIII

          The initial board of directors of the corporation shall be comprised of the following named individuals:

                    S. Harry Linker
                    3819 Leland Road
                    Louisville, Kentucky

                    Adele G. Linker
                    3819 Leland Road
                    Louisville, Kentucky

                    Bernard M. Trager
                    3006 Rexford Way
                    Louisville, Kentucky

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                    Jean S. Trager
                    3006 Rexford Way
                    Louisville, Kentucky

                    Shelton R. Weber
                    4326 Comanche Trail
                    Louisville, Kentucky

                                      ARTICLE IX

          The private property of the stockholders shall not be subject to the payment of the debts of the corporation.

                                      ARTICLE X

          The highest amount of indebtedness or liability which the corporation may incur is unlimited.

                                      ARTICLE XI

          The authority to make, amend, and repeal by-laws is expressly vested in the board of directors, subject to the power of the stockholders to change or repeal such by-laws, as provided by the laws of the Commonwealth of Kentucky.

                                    ARTICLE XII

     No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duties as a director except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited.

          Neither the amendment nor repeal of this Article XII shall affect the liability of any director of the Corporation with respect to any act or failure to act which occurred prior to such amendment or repeal.

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          This Article XII is not intended to eliminate or limit any protection otherwise available to the directors of the Corporation.

                                    ARTICLE XIII

     In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of Preferred Stock (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series of Preferred Stock), the affirmative written consent of the holders of more than 50% of the voting power of the then outstanding voting stock of the Corporation, considered as a single group, shall be required to call a special meeting of the shareholders of the Corporation. This Article XIV shall not limit the power of the Board of Directors or the officers of the Corporation to call a special meeting of the shareholders of the Corporation as permitted by applicable law or the Bylaws of the Corporation

                                    ARTICLE XIV

          In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of Preferred Stock (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series of Preferred Stock), the affirmative vote of the holders of more than 50% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single voting group, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XIV or Article XIII of these Articles of Incorporation. Subject to the foregoing provisions of this
Article XIV, the Corporation reserves the right from time to time to amend, alter, change, add to or repeal any provisions contained in these Articles of

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Incorporation in any manner now or hereafter prescribed by law, and all rights and powers at any time conferred upon shareholders, directors and officers of the Corporation by these Articles of Incorporation or any amendment thereof are subject to the provisions of this Article XIV.



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